UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2009

Global Crossing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 7, 2009, Global Crossing Limited issued a press release announcing that it intends to offer approximately $650 million of senior secured notes due 2015. A portion of the proceeds of the offering will be used to (i) repay Global Crossing Limited’s term loan facility in full, together with a prepayment penalty and unpaid interest to but not including the date of repayment and (ii) purchase any and all of GC Impsat Holdings I Plc’s 9.875% senior notes due February 15, 2017 validly tendered and not withdrawn in the concurrent tender offer by GC Impsat Holdings I Plc and to pay accrued and unpaid interest in connection therewith. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd.

September 8, 2009
	By:	Mitchell C. Sussis

/s/ MITCHELL C. SUSSIS
	Name:	Mitchell C. Sussis
	Title:	Senior Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Global Crossing dated September 7, 2009*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.